     AMENDMENT No. 3, dated as of June 16, 1997 (this "Amendment"), to the Loan
                                                       ---------
and Security Agreement, dated as of July 3, 1996 (as heretofore amended, supplemented and otherwise modified, the "Agreement"), among Trend-Lines, Inc.
                                          ---------
and Post Tool, Inc., (collectively, the "Borrowers") and BankAmerica Business Credit, Inc. (the "Lender").

                                  WITNESSETH:

     WHEREAS, the Borrowers and the Lender are parties to the Agreement;

     WHEREAS, the Borrowers have requested that the Lender modify certain provisions of the Agreement and the Lender is willing to do so on the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used
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herein have the respective meanings ascribed thereto in the Agreement.

     2.  Amendments to the Agreement. The Agreement is hereby amended as
         ---------------------------
follows:

     (a) The definition of Borrowing Base in Section I of the Agreement is amended in its entirety to read as follows:

               "Borrowing Base" means, with respect to either Borrower, (a)(i)
                --------------
          from January 1 - August 31 and December 16 - December 31 of any year, 55% of the value, at the lower of cost (on a first-in, first-out basis) or market, of all Eligible Inventory of such Borrower and (ii) from September 1 - December 15 of any year, 65% of such value, in either case, (b) without duplication, 50% of the undrawn face amount of Letters of Credit issued or caused to be issued by the Lender for the account of such Borrower for the purchase of goods which will become Eligible Inventory.

     (b) The definition of Fixed Charges Ratio in such Section is amended by adding the following language to the end thereof: "provided that, for the purposes of this definition, Capital Expenditures shall not include the first $1.1 million expended by the Borrowers for Warehouse MIS on and after the Closing Date".

     (c) The definition of Interest Adjustment Date in such Section is amended in its entirety to read as follows:

               "Interest Adjustment Date" means, with respect to any Rolling
                ------------------------
          Period in connection with the adjustment of the Applicable Margin:

               (i) In the case of any Reference Rate Loan outstanding during the Interest Adjustment Period immediately following such Rolling Period:

                    (A) the first day of the calendar month in which the certificate relating to Fixed Charges Ratio referred to in
                    Section 8.2(c) is delivered to the Lender with respect to such Rolling Period, provided that such certificate is delivered no later than four Business Days prior to the last day of the month following such Rolling Period; or

                    (B) the first day of the calendar month following the month in which such certificate is delivered if it is delivered later than four Business Days prior to, but no later than, the last day of such month following such Rolling Period; or

                    (C) if such certificate is not delivered until after the end of the month following such Rolling Period, the first day of such month but the Applicable Margin shall be three-quarters of one percent (0.75 %), provided, that, in the event that, with respect to any calendar month, there would be a conflict between the provisions of (A) and the provisions of (B) above, the provisions of (A) shall prevail with respect to such month; and

               (ii) In the case of any LIBOR Rate Loan:

                    (A) the day such certificate is delivered to the Lender, if such certificate is delivered within 30 days after the end of such Rolling Period; or

                    (B) if such certificate is not delivered within such 30 days, the previous Interest Adjustment Date (that is, there is no change in Applicable Margin based on Fixed Charges Ratio for such Rolling Period).

     (d) The definition of Unused Line Amount in such Section is amended in its entirety to read as follows:

               "Unused Line Amount" means (a) during the period beginning on the
                ------------------
          Closing Date and ending on June 16,1997, $30,000,000, (b)during the period beginning on June 17, 1997 and ending on the day before the first Anniversary Date, $40,000,000, (c) during the period beginning on the first Anniversary Date and ending on the day before the second Anniversary Date, $45,000,000, and (d) during the period beginning on the second Anniversary Date and ending on the third Anniversary Date, $50,000,000.

     (e) A new definition entitled "Warehouse MIS" is added to the end of such Section to read as follows:

               "Warehouse MIS" means management information systems to be used
                -------------
          with respect to one or more warehouses; whether an expenditure constitutes an expenditure for such a system shall be determined by the Lender in its reasonable commercial discretion.

     (f) Section 2.1 is amended by changing the Total Facility from $40,000,000 to $50,000,000.

     (g) The following language is added to the end of Section 2. 2(b)(i)(C):

          "provided that, to the extent a Revolving Loan is based on the increase in the Borrowing Base factor from 55% to 65% that occurs from September 1 to December 15 in any year, only the portion of such Revolving Loan that is provided as a result of such increase shall be a Reference Rate Loan and may not be converted into a LIBOR Rate Loan pursuant to Section 3.2 at anytime."

     (h) The number $1,000,000 that appears in Section 10.17 shall be amended to read "$6,000,000".

     (i) The number $5,250,000 that appears in Section 10.20(b) shall be amended to read "$7,500,000".

     (j) Section 12.1(n) shall be amended to read in its entirety as follows:

          "Trend-Lines shall cease to own 100% of the voting stock of Post Tool or any person other than Stanley Black, Emilia F. Black, his spouse, and his or her respective Affiliates shall own more than 50% of the voting stock of Trend-Lines or have the power to control (such term having the meaning given to it in the definition of Affiliate herein) the Board of Directors of Trend-Lines."

     (k) Section 15.11 is amended by inserting:
               "Robinson & Cole LLP
               One Boston Place
               Boston, MA 02108-04
               Attention: David Garbus"

          in place of the following:
               Brown, Rudnick, Freed & Gesmer, PC
               One Financial Center
               Boston, MA 02111
               Attention: Howard L. Levin

     3.  Representations and Warranties.  To induce the Lender to enter into
         ------------------------------
this Amendment, the Borrowers hereby represent and warrant as follows, with the same effect as if such representations and warranties were set forth in the
Agreement:

          (i) Each Borrower has the power and authority to enter into this Amendment and has taken all corporate action required to authorize such Borrower's execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by each Borrower, and the Agreement, as amended hereby, constitutes the valid and binding obligation of the Borrowers, enforceable against each Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Agreement, as amended hereby, by each Borrower will not violate its respective certificate of incorporation or by-laws or any agreement or legal requirement binding on such Borrower.

          (ii) On the date hereof and after giving effect to the terms of this Amendment, (A) the Agreement and the other Loan Documents are in full force and effect and, to the extent that a Borrower is a party thereto, constitutes its binding obligation, enforceable against it in accordance with their respective terms; (B) no Default or Event of Default has occurred and is continuing; and
               (C) neither Borrower has any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

     4.  Limited Effect. Except as expressly amended hereby, all of the
         --------------
covenants, representations and warranties (including, without limitation, those found in Section 9.2), and provisions of the Agreement are and shall continue to be in full force and effect. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import and each reference in the other Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended hereby.

     5.  Conditions of Effectiveness.  This Amendment shall become effective
         ---------------------------
when and only when (i) this Amendment shall be executed by the Borrower and (ii) the Lender shall have received such opinions of counsel, such other documents (including, without limitation, certified resolutions), and such evidence of filings, as the Lender shall request.

     6.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
         -------------
INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     7.  Counterparts.  This Amendment may be executed by the parties hereto in
         ------------
any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     8.  Amendment.  No modification or waiver of any provision of this
         ---------
Amendment, or any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


TREND LINES, INC.                   BANKAMERICA BUSINESS CREDIT,         INC.

By: /s/ Stanley D. Black              By:  /s/ Lisa Palmieri
    --------------------                   -----------------

Name: Stanley D. Black                Name: Lisa Palmieri
     -------------------                   -----------------

Title:  Chairman of the Board         Title:  Sr. Account Executive
      -----------------------               -----------------------



POST TOOL, INC.

By: Stanley D. Black
   -------------------
Name: Stanley D. Black
     -----------------
Title: President
       ---------------

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